RESTRICTED STOCK AWARD CERTIFICATE

June 12, 2003

Exhibit 10.61

Kevin M. Webb
8901 Iron Gate Court
Potomac, MD 20854 USA

Dear Kevin:

Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Amended & Restated 1997 Stock Incentive Plan (the “Plan”), you have been granted a Restricted Stock Award (the “Award”) for the number of shares (each an “Award Share”, and collectively, the “Award Shares”) of the Class A common stock, par value $0.01 per share (the “Common Stock”) of TeleCommunication Systems, Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Restricted Stock Grant Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To: Kevin M. Webb
      (the “Employee”)
Grant Date: June 12, 2003
Award Shares Granted: 35,000
Vesting Schedule: 3-year Vesting

11,666 on 06/12/2004
11,667 on 06/12/2005
11,667 on 06/12/2006

By my signature below, I hereby acknowledge receipt of this Award granted on the Grant Date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I will forfeit all unvested Award Shares at the close of business on my last day of employment at TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Award, as evidenced in the Agreement, and the Plan.

Signature: /s/ Kevin M. Webb	Date: ________________
Kevin M. Webb

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.